Exhibit 2.1

Confidential

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                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                               ALLOY ONLINE, INC.

                           ALLOY ACQUISITION SUB, INC.

                          17th STREET ACQUISITION CORP.

                              LESLIE N. MORGENSTEIN

                                       AND

                                  ANN BRASHARES




                          Dated as of January 21, 2000




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                                TABLE OF CONTENTS

ARTICLE I  GENERAL................................................................................................2

   1.1   THE MERGER...............................................................................................2
   1.2   THE EFFECTIVE TIME OF THE MERGER.........................................................................2
   1.3   EFFECT OF MERGER.........................................................................................2
   1.4   CHARTER AND BY-LAWS OF SURVIVING CORPORATION.............................................................2
   1.5   TAKING OF NECESSARY ACTION...............................................................................2
   1.6   TAX-FREE REORGANIZATION..................................................................................3
   1.7   CLOSING..................................................................................................3

ARTICLE II  TOTAL CONSIDERATION, EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS,
            EXCHANGE OF CERTIFICATES..............................................................................3

   2.1   MERGER CONSIDERATION.....................................................................................3
   2.2   ADJUSTMENTS TO PURCHASE PRICE............................................................................4
      (a)   Working Capital Adjustment............................................................................4
      (b)   Alloy Audit...........................................................................................4
      (c)   Final Adjustments.....................................................................................5
   2.3   EFFECT ON CAPITAL STOCK..................................................................................5
      (a)   Capital Stock of Acquisition Sub......................................................................6
      (b)   Cancellation of Certain Shares of Company Stock.......................................................6
      (c)   Conversion and Exchange Ratio for Company Stock.......................................................6
      (d)   Adjustments for Capital Changes.......................................................................6
   2.4   EXCHANGE OF CERTIFICATES; ESCROW DEPOSIT.................................................................7
      (a)   Parent Common Stock...................................................................................7
      (b)   Delivery of Company Certificates......................................................................7
      (c)   Escrow Agreement......................................................................................7
      (d)   Escrow Deposit........................................................................................7
      (e)   No Further Ownership Rights in Company Stock..........................................................7
      (f)   No Liability..........................................................................................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES.......................................................................8

   3.1   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................8
      (a)   Organization; Good Standing; Qualification and Power..................................................8
      (b)   Subsidiaries, Equity Investments......................................................................9
      (c)   Capital Stock; Securities.............................................................................9
      (d)   Authority; No Consents...............................................................................10
      (e)   Financial Information................................................................................11
      (f)   Absence of Undisclosed Liabilities...................................................................11
      (g)   Absence of Changes...................................................................................11
      (h)   Tax Matters..........................................................................................13
      (i)   Title to Assets, Properties and Rights and Related Matters...........................................14
      (j)   Real Property-Owned or Leased........................................................................15
      (k)   Intellectual Property................................................................................15
      (l)   Company Software.....................................................................................17
      (m)   Agreements, Etc......................................................................................18
      (n)   No Defaults..........................................................................................20
      (o)   Litigation, Etc......................................................................................20
      (p)   Accounts and Notes Receivable........................................................................21
      (q)   Accounts and Notes Payable...........................................................................21
      (r)   Compliance; Governmental Authorizations and Consents.................................................21
      (s)   Environmental Matters................................................................................22
      (t)   Labor Relations; Employees...........................................................................22
      (u)   Employee Benefit Plans and Contracts.................................................................23
      (v)   [Intentionally Omitted]..............................................................................25
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      (w)   Insurance............................................................................................25
      (x)   Bank Accounts; Powers of Attorney....................................................................26
      (y)   Brokers..............................................................................................26
      (z)   Related Transactions.................................................................................26
      (aa)  Publishers...........................................................................................26
      (bb)  Minute Books.........................................................................................27
      (cc)  Board Approval.......................................................................................27

   3.2   SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..............................................27
      (a)   Title; Absence of Certain Agreements.................................................................27
      (b)   Authority - General..................................................................................27
      (c)   Investment Representations...........................................................................28
      (d)   Brokers..............................................................................................29
      (e)   Employment of Stockholders...........................................................................30
   3.3   REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB............................................30
      (a)   Organization; Good Standing; Qualification and Power.................................................30
      (b)   Capital Stock........................................................................................30
      (c)   Authority............................................................................................30
      (d)   SEC Documents........................................................................................31

ARTICLE IV  RELATED AGREEMENTS...................................................................................32

   4.1   RELATED AGREEMENTS......................................................................................32
      (a)   Employee Confidentiality and Assignment of Inventions Agreements.....................................32
      (b)   Escrow Agreement.....................................................................................33
      (c)   Stockholders' Non-Competition Agreements.............................................................33
      (d)   Registration Rights Agreement........................................................................33
      (e)   Employment Agreements................................................................................33
      (f)   Representation and Lockup Agreements.................................................................33


ARTICLE V  CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME, ADDITIONAL AGREEMENTS...............................33

   5.1   ACCESS TO RECORDS AND PROPERTIES OF EACH PARTY; CONFIDENTIALITY.........................................33
   5.2   OPERATION OF BUSINESS OF THE COMPANY....................................................................33
   5.3   NEGOTIATION WITH OTHERS.................................................................................34
   5.4   ADVICE OF CHANGES.......................................................................................34
   5.5   LEGAL CONDITIONS TO MERGER..............................................................................34
   5.6   CONSENTS................................................................................................35
   5.7   EFFORTS TO CONSUMMATE...................................................................................35
   5.8   NOTICE OF PROSPECTIVE BREACH............................................................................35
   5.9   PUBLIC ANNOUNCEMENTS....................................................................................35
   5.10  MANAGEMENT AND EMPLOYEES................................................................................35


ARTICLE VI  CONDITIONS PRECEDENT.................................................................................36

   6.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS..................................................................36
      (a)   Stockholder Approval; Certificate of Merger..........................................................36
      (b)   Approvals............................................................................................36
      (c)   Legal Action.........................................................................................36
      (d)   Legislation..........................................................................................36
   6.2   CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB.................................................36
      (a)   Representations and Warranties of the Company and the Stockholders...................................36
      (b)   Performance of Obligations of the Company and the Stockholders.......................................37
      (c)   Authorization of Merger..............................................................................37
      (d)   Opinion of the Company's Counsel.....................................................................37
      (e)   Government Consents, Authorizations, Etc.............................................................37
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
      (f)   Related Agreements...................................................................................37
      (g)   Absence of Material Adverse Change...................................................................37
      (h)   Dissenters...........................................................................................37
      (i)   Default Under Agreements.............................................................................37
      (j)   Transaction Costs....................................................................................38

   6.3   CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS...........................................38
      (a)   Representations and Warranties of Parent.............................................................38
      (b)   Performance of Obligations of Parent and Acquisition Sub.............................................38
      (c)   Related Agreements...................................................................................38
      (d)   Stock Certificates...................................................................................38
      (e)   Opinion of the Company's Counsel.....................................................................38
      (f)   Consents and Approvals...............................................................................38
      (g)   No Acquisition of Parent.............................................................................39
      (h)   Weiss Release........................................................................................39

ARTICLE VII  ADDITIONAL AGREEMENTS...............................................................................39

   7.1   CERTAIN INFORMATION REQUIRED BY THE CODE................................................................39
   7.2   RESTRICTION ON TRANSFER.................................................................................39
   7.3   CONFIDENTIALITY.........................................................................................40

ARTICLE VIII  INDEMNIFICATION....................................................................................41

   8.1   DEFINITIONS.............................................................................................41
      (a)   Affiliate............................................................................................41
      (b)   Event of Indemnification.............................................................................41
      (c)   Parent Indemnified Persons...........................................................................42
      (d)   Stockholder Indemnifying Persons.....................................................................42
      (e)   Losses...............................................................................................42
   8.2   INDEMNIFICATION GENERALLY...............................................................................42
   8.3   ASSERTION OF CLAIMS.....................................................................................43
   8.4   NOTICE AND DEFENSE OF THIRD PARTY CLAIMS................................................................43
   8.5   SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................44
   8.6   EXCLUSIVITY OF INDEMNIFICATION PROVISIONS...............................................................45
   8.7   TAX TREATMENT OF INDEMNITY PAYMENTS.....................................................................45

ARTICLE IX  TERMINATION; AMENDMENT, MODIFICATION AND WAIVER......................................................45

   9.1   TERMINATION.............................................................................................45
   9.2   EFFECT OF TERMINATION...................................................................................46
   9.3   SPECIFIC PERFORMANCE....................................................................................46

ARTICLE X  MISCELLANEOUS.........................................................................................46

   10.1  EXPENSES................................................................................................46
   10.2  ENTIRE AGREEMENT........................................................................................46
   10.3  INTERPRETATION..........................................................................................47
   10.4  KNOWLEDGE DEFINITION....................................................................................47
   10.5  NOTICES.................................................................................................47
   10.6  COUNTERPARTS............................................................................................48
   10.7  GOVERNING LAW...........................................................................................49
   10.8  BENEFITS OF AGREEMENT...................................................................................49
   10.9  PRONOUNS................................................................................................49
   10.10 AMENDMENT, MODIFICATION AND WAIVER......................................................................49
   10.11 NO THIRD PARTY BENEFICIARIES............................................................................49

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ANNEXES AND SCHEDULES
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Schedule I        Stockholders Names, Addresses and Number of Shares of Company
                  Common Stock held by such Stockholder
Schedule 6.2(j)   Transaction Expenses


EXHIBITS
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Exhibit A         Form of Certificate of Merger
Exhibit B         Form of Escrow Agreement
Exhibit C         Form of Employee Confidentiality Agreement
Exhibit D         Form of Non-Competition Agreement
Exhibit E         Form of Registration Rights Agreement
Exhibit F-1       Form of Morgenstein Employment Letter
Exhibit F-2       Form of Brashares Employment Letter
Exhibit G         Form of Investment Representation and Lockup Agreement

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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 21, 2000, is by and between ALLOY ONLINE, INC., a Delaware corporation ("Parent"), ALLOY ACQUISITON SUB, INC., a New York corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), 17TH STREET ACQUISITION CORP., a New York corporation (the "Company"), Leslie N. Morgenstein ("Morgenstein") and Ann Brashares ("Brashares"). Morgenstein and Brashares are collectively referred to herein as the "Stockholders."

                                    RECITALS

         WHEREAS, the Boards of Directors of each of Parent, Acquisition Sub and the Company have determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such acquisition, the Boards of Directors of each of Parent, Acquisition Sub and the Company have duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the Certificate of Merger in substantially the form of Exhibit A attached hereto (the "Certificate of Merger") and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Certificate of Merger and the New York Business Corporation Law (the "NYBCL"), whereby, among other things, the issued and outstanding shares of common stock, no par value, of the Company (the "Company Common Stock" or the "Company Stock"), will be exchanged and converted into cash and shares of common stock, $.01 par value, of Parent (the "Parent Common Stock") in the manner set forth in Article II hereof and in the Certificate of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Certificate of Merger;

         WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Acquisition Sub to enter into this Agreement, the Company and the Stockholders are entering into certain of the Related Agreements (hereinafter defined) contemporaneously with the execution and delivery of this Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger (hereinafter defined) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the Certificate of Merger and the Related Agreements, and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:
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                                    ARTICLE I

                                     GENERAL

         1.1 The Merger. In accordance with the provisions of this Agreement, the Certificate of Merger, the NYBCL and the NYBCL, Acquisition Sub shall be merged with and into the Company (the "Merger"), and the Company at and after the Effective Time (hereinafter defined) shall be, and is sometimes herein referred to as, the "Surviving Corporation." Acquisition Sub and the Company are sometimes referred to as the "Constituent Corporations."

         1.2 The Effective Time of the Merger. Subject to the provisions of this Agreement, the Certificate of Merger shall be executed and verified by each of the Constituent Corporations and delivered to and filed with the New York State Department of State in the manner provided in the NYBCL. The Merger shall become effective (the "Effective Time") (i) upon the filing of the Certificate of Merger with the New York State Department of State, or (ii) at such time thereafter as is provided in the Certificate of Merger.

         1.3 Effect of Merger. At the Effective Time, the separate existences of Acquisition Sub and the Company shall cease, and Acquisition Sub shall be merged with and into the Company, and the Surviving Corporation shall succeed, without other transfer, to all rights and property of each of the Constituent Corporations and shall be subject to all the debts and liabilities of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in the NYBCL.

         1.4 Charter and By-Laws of Surviving Corporation. From and after the Effective Time, (a) the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, unless and until altered, amended or repealed as provided in the NYBCL, (b) the by-laws of the Company, as amended to provide for a board of five directors, shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the NYBCL, the Certificate of Incorporation of the Surviving Corporation or such by-laws, (c) the directors of each of Acquisition Sub and the Company shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the NYBCL and the Certificate of Incorporation and the by-laws of the Surviving Corporation, as applicable, and (d) the officers of Acquisition Sub shall be the officers of the Surviving Corporation except that Morgenstein shall be appointed as its President and Brashares shall be appointed as its Executive Vice President, in each case unless and until removed, or until their terms of office shall have expired, in accordance with the NYBCL, the Certificate of Incorporation and the by-laws of the Surviving Corporation, and the employment agreement of any such officer, as applicable.

         1.5 Taking of Necessary Action. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Certificate of Merger and the NYBCL.

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         1.6 Tax-Free Reorganization. For federal income tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties shall not take a position on any tax return or take any action inconsistent with this Section 1.6 unless otherwise required by a taxing authority.

         1.7 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in
Article VI shall have been satisfied (or waived in accordance with Section 10.10, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovksy & Popeo, P.C., 405 Lexington Avenue, New York, New York, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

                                   ARTICLE II

         TOTAL CONSIDERATION, EFFECT OF THE MERGER ON THE CAPITAL STOCK
            OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES


         2.1 Merger Consideration. The entire consideration (the "Merger Consideration") payable by Parent with respect to (i) all outstanding shares of capital stock of the Company (the "Outstanding Shares"), (ii) all options (whether vested or unvested), warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company (the "Company Options") and (iii) all securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (the "Convertible Securities," and together with the Outstanding Shares and the Company Options, the "Fully Diluted Company Shares") shall be an aggregate of (A) 215,178 shares of Parent Common Stock (subject to adjustment as hereinafter provided in Section 2.3) (the "Total Parent Share Amount") (calculated by dividing (i) $3,500,000 by (ii) $16.26563 (the "Stipulated Price") and (B) $200,000.00 in cash (the "Cash Amount").

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         2.2 Adjustments to Purchase Price.

                  2.2(a) Working Capital Adjustment. The parties acknowledge that the Total Parent Share Amount is based upon a presumed working capital of the Company as of December 31, 1999 equal to (($850,000)) (the "Presumed Company Working Capital"). For purposes of this Section 2.2, the working capital of the Company shall be equal to the Company's consolidated current assets less its consolidated current liabilities plus (i) the amount accrued as a current expense in respect of amounts payable by the Company under the Non-Negotiable Note, dated October 1, 1999, of the Company and the Stockholders issued to Daniel Weiss (the "Weiss Note") and (ii) the accrued amount of any Transaction Costs (as defined in Section 10.1 hereof). The Stockholders agree to work with Alloy and the Company to produce an audited balance sheet as of December 31, 1999 and related audited statements of income and expense for the year ended December 31, 1999 (the "Audited 1999 Financial Statements") as soon as practicable after the Effective Time. If the Actual Company Working Capital (as defined below) as of December 31, 1999 is less than the Presumed Company Working Capital, then the Total Parent Share Amount shall be reduced by an amount (the "Working Capital Adjustment Factor") equal to the nearest whole number obtained by dividing (A) the difference between the Presumed Company Working Capital and the Actual Company Working Capital by (B) the Stipulated Price. In addition, if 17th Street or Alloy shall be required to make any expenditures in excess of $50,000 in connection with the preparation of the Audited 1999 Financial Statements and the audit of the Company's financial statements for the fiscal years ended December 31, 1997 and 1998 (the "Extraordinary Audit Expenses"), then the Total Parent Share Amount shall be reduced by an amount (the "Audit Expense Adjustment Factor") equal to the nearest whole number obtained by dividing (A) the amount of the Extraordinary Audit Expenses by (B) the Stipulated Price; provided, that the Stockholders may elect to pay the amount of the Extraordinary Audit Expenses in cash to the extent necessary to preserve the tax free nature of the Merger. The Total Parent Share Amount, as reduced by the Working Capital Adjustment Factor and the Audit Expense Adjustment Factor, if any, together with the Cash Amount, shall be the "Merger Consideration." As soon as practicable after the completion by the Company of the Audited 1999 Financial Statements, the Company and each of the Stockholders shall deliver to Alloy a certificate setting forth the working capital of the Company as of December 31, 1999 (the "Audited Company Working Capital"). In addition, should Alloy claim any adjustment for any Extraordinary Audit Expenses it shall deliver to the Sellers, as soon as practicable after determining the amount thereof, a statement setting forth in reasonable detail its calculation of such Extraordinary Audit Expenses.

                  2.2(b) Alloy Audit. The parties acknowledge and agree that as promptly as practicable following completion by the Company of its year end audit for its fiscal year ended December 31, 1999 and delivery of the Audited 1999 Financial Statements, Alloy shall cause Arthur Andersen to review the Company's audited Balance Sheet for such fiscal year to determine the accuracy of the Audited Company Working Capital set forth therein. If Arthur Andersen determines, in the application of the accounting principles used by 17th Street's auditors in the preparation of its reviewed financial statements for the fiscal year of 17th Street ended December 31, 1998, as reasonably adjusted by 17th Street's auditors in connection with their preparation of the Audited 1999 Financial Statements, that the working capital of the Company as of December 31, 1999 is less than the Audited Company Working Capital, Alloy shall deliver a written notice

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(the "Adjustment Notice") to the Stockholders setting forth (i) Alloy's determination of the Actual Company Working Capital (the "Revised Amount") and,
(ii) the Working Capital Adjustment Factor that would have been applicable pursuant to Section 2.2(a) had the Revised Amount been reflected on the Closing Financial Certificate.

                  2.2(c) Final Adjustments. The Stockholders shall have 30 days from the receipt of the Adjustment Notice or notice of Extraordinary Audit Expenses to notify Alloy if the Stockholders dispute such Adjustment Notice or the amount of such Extraordinary Audit Expenses. If Alloy has not received notice of such a dispute within such 30-day period, the Actual Company Working Capital shall equal the Revised Amount and/or the amount of the Extraordinary Audit Expenses shall be deemed established. If, however, Alloy has received notice of such a dispute within such 30-day period, then Alloy and the Stockholders shall mutually agree on an independent accounting firm to review the Audited 1999 Financial Statements and the Adjustment Notice and/or the statement of Extraordinary Audit Expenses (and related information) to determine the Actual Company Working Capital and/or the Extraordinary Audit Expenses, as applicable, consistently with the provisions of this Section 2.2 hereof and the amount, if any, of the Working Capital Adjustment Factor and/or Audit Expense Adjustment Factor. If Alloy and the Stockholders cannot agree on an independent accounting firm, Arthur Andersen shall select such independent accounting firm. The determination of such independent accounting firm as to the amount of the working capital of the Company as of December 31, 1999 and Extraordinary Audit Expenses, the Working Capital Adjustment Factor and/or the Audit Expense Adjustment Factor, if any, shall be final and binding on the parties hereto. The "Actual Company Working Capital" shall equal (i) the Revised Amount, if a notice of dispute required to be delivered pursuant to the first sentence of this
Section 2.2(c) is not received within such 30 day period, (ii) the amount determined by the independent accounting firm as set forth in the preceding sentence, or (iii) if Alloy and the Stockholders reach agreement prior to delivery by the independent accounting firm of its determination, such other amount to which Alloy and the Stockholders may agree. The costs of the independent accounting firm shall be borne by the party (either Alloy or the Stockholders as a group) whose determination of Actual Company Working Capital at the Effective Time was furthest from the determination of the independent accounting firm, or equally by Alloy and the Stockholders in the event that the determination by the independent accounting firm is equidistant between the determinations of the parties. Upon determination of the Actual Company Working Capital and/or Extraordinary Audit Expenses, Alloy shall be entitled, to the extent it results in a positive Working Capital Adjustment Factor and/or Audit Expense Adjustment Factor, to receive from the Stockholders the number of shares that is equal to the Working Capital Adjustment Factor and/or Audit Expense Adjustment Factor, as applicable (which shall, to the extent such adjustment amounts to 10% or less of the Total Parent Share Amount, and may, at Alloy's sole discretion, to the extent such adjustments exceed 10% of the Total parent Share Amount, be paid from the Escrow Shares).

         2.3 Effect on Capital Stock. At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Certificate of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent
Corporations:

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                  2.3(a) Capital Stock of Acquisition Sub. Each issued and
outstanding share of common stock, $.01 par value per share, of Acquisition Sub shall be converted into one share of common stock, no par value per share, of the Surviving Corporation.

                  2.3(b) Cancellation of Certain Shares of Company Stock. Each share of Company Stock that is (i) owned by the Company as treasury stock, (ii) authorized but unissued, or (iii) owned by any subsidiary of the Company, shall be canceled and no Parent Common Stock or other consideration shall be delivered in exchange therefor. As used herein, "subsidiary" means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporate or other legal entity.

                  2.3(c) Conversion and Exchange Ratio for Company Stock. Subject to Section 2.3, each share of Company Stock issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.3(b)), including all accrued and unpaid dividends thereon, shall be exchanged and converted automatically into the right to receive such number of shares of Parent Common Stock (the "Exchange Ratio") determined by dividing (i) the Total Parent Share Amount by (ii) the Fully Diluted Company Share Amount. The number of securities to be issued to each stockholder of the Company under this Section
2.3 shall be calculated by aggregating all shares of Company Stock held by each such stockholder, so that such number of securities to be issued shall be equal to the number of shares of Company Stock held by such stockholder multiplied by the Exchange Ratio, with cash paid in lieu of any fractional share of Parent Common Stock pursuant to Section 2.4(e) hereof. As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive a pro rata portion of the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefore upon surrender of such certificate in accordance with Section 2.4 hereof.

         For purposes of the calculation of the exchange ratio for Company Stock under this Section 2.3(c), it is assumed that the number of Fully Diluted Company Shares is 10, which number shall be confirmed or updated at the Closing and reflected in the certificate of the Co-President of the Company that is being provided to Parent and Acquisition Sub pursuant to Section 6.2(a) (the number specified on such certificate being the "Fully Diluted Company Share Amount").

         All calculations pursuant to this Agreement shall be rounded to one-hundredth (.01). The shares of Parent Common Stock to be issued upon the exchange and conversion of Company Stock in accordance with this Section 2.3(c) shall sometimes be hereinafter collectively referred to as the "Merger Shares."

                  2.3(d) Adjustments for Capital Changes. If, after determination of the Stipulated Price but prior to the Effective Time, Parent or the Company recapitalizes through a

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subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Exchange Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of shares of Company Stock and the holders of shares of Parent Common Stock.

         2.4 Exchange of Certificates; Escrow Deposit.

                  2.4(a) Parent Common Stock. Promptly after its receipt of the certificates representing the Company Stock (the "Company Certificates"), Parent shall cause to be made available the shares of Parent Common Stock issuable pursuant to Section 2.3(c) and the Certificate of Merger in exchange for outstanding shares of Company Stock.

                  2.4(b) Delivery of Company Certificates. Immediately after the Effective Time, Alloy shall make the payments required to release the Company Certificates from the lien of Daniel Weiss created pursuant to the Weiss Note, which payments shall not exceed $2,111,334.93, in the aggregate. Upon receipt of such certificates representing all of the Company Stock, duly endorsed in blank by the holder thereof, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the holder's expense, affixed and canceled, Alloy shall deliver to its transfer agent the documents required to effect the issuance of the shares of Parent Common Stock issuable pursuant to Section 2.3(c). Each holder promptly shall cure all deficiencies with respect to the endorsement of the Company Certificates or other documents of conveyance delivered by him or her with respect to the stock powers accompanying such Company Certificates. The Company Certificates so delivered shall forthwith be canceled. Until delivered as contemplated by this
Section 2.4(b), each Company Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as provided hereby and by the provisions of the NYBCL.

                  2.4(c) Escrow Agreement. Reference is made to the escrow agreement to be dated as of the Effective Time between the Stockholders, Parent and a mutually agreeable escrow agent (the "Escrow Agent") in the form of Exhibit B hereto (the "Escrow Agreement"), pursuant to which, among other things the stockholders of the Company, in accordance with the terms of this Agreement, shall secure the indemnification obligations of the Indemnifying Persons (hereinafter defined) pursuant to Article VIII hereof.

                  2.4(d) Escrow Deposit. On the Closing Date, Parent shall deposit with the Escrow Agent a certificate, registered in the name of the Escrow Agent, representing 64,552 shares of Parent Common Stock, which represents thirty (30%) of the Total Parent Shares being issued in connection with the Merger (the "Escrow Shares"), such shares to be held in accordance with the provisions of the Escrow Agreement.

                  2.4(e) No Further Ownership Rights in Company Stock. All Merger Shares issued upon the surrender for exchange of shares of Company Stock in accordance with the terms

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of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock. If, after the Effective Time, any Company Certificate is presented to the Surviving Corporation, such Company Certificate shall be canceled and exchanged as provided in this Article II.

                  2.4(f) No Liability. Neither Parent, Acquisition Sub nor the Company shall be liable to any holder of shares of Company Stock or Parent Common Stock, as the case may be, for Merger Consideration (or dividends or distributions with respect thereto) to be issued in exchange for Company Stock pursuant to this Section 2.4, if, on or after the expiration of six months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company and each of the Stockholders jointly and severally represents and warrants to Parent and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified by the Chief Executive Officer of the Company and delivered by the Company to Parent and Acquisition Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections specified for such item) (the "Company Disclosure Schedule"):

                  3.1(a) Organization; Good Standing; Qualification and Power. Each of the Company and 17th Street Productions Inc., a New York corporation ("17th Street Productions") (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and as proposed to be conducted, and, with respect to the Company, to enter into this Agreement, the Certificate of Merger and the Related Agreements (as defined below) to which the Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 3.1(a) of the Company Disclosure Schedule and in all other jurisdictions where the failure to be so qualified and in good standing would have a material adverse effect on the Company or its business, properties, condition (financial or otherwise), assets, Liabilities (as defined in Section 3.1(f)), operations or results of operations (a "Company Material Adverse Effect"). The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company and 17th Street Productions, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or

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consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

                  3.1(b) Subsidiaries; Equity Investments. Except as set forth on Schedule 3.1(b) and except for 17th Street Productions, all of the outstanding capital stock of which is owned by the Company, the Company does not currently have any subsidiaries, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. There are no options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities.

                  3.1(c) Capital Stock; Securities. (i) The authorized capital stock of the Company consists of 200 shares of Company Common Stock, of which 10 shares are issued and outstanding. All outstanding shares of Company Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or by-laws of the Company or any agreement to which the Company is a party or by which it is bound. The authorized capital stock of 17th Street Productions consists of 200 shares of common stock, no par value per share of which 10 shares are issued and outstanding, all of which are owned by the Company. All outstanding shares of Company Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or by-laws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of 17th Street Productions' common stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or by-laws of 17th Street Productions or any agreement to which the Company or 17th Street Productions is a party or by which either is bound. Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the holders of record shares of Company Stock, their addresses, and the number of such shares owned of record and beneficially by each such holder. There are no Company Options outstanding as of the date hereof, and no options, warrants or similar rights to acquire any shares of capital stock of 17th Street Productions. All outstanding shares of Company Common Stock and the common stock of 17th Street Productions were issued in compliance with applicable federal and state securities laws. The holders of the Company Stock have been or will be properly given, or shall have properly waived, any required notice and dissenters' rights prior to the Merger, and all such rights will be terminated at or prior to the Effective Time.

                           (ii) Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, there are no equity securities of any class or series of the Company or 17th Street Productions, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.1(c) of the Company Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments, convertible debt instruments, transfer restrictions or agreements, instruments or understandings (whether written or oral, formal or

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         informal) of any character to which the Company or 17th Street
         Productions is a party or by which either is bound obligating the Company or 17th Street Productions to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or 17th Street Productions or obligating the Company or 17th Street Productions to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, instrument, restriction, understanding or agreement. Except as provided in this Agreement or any transaction contemplated thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting, transfer or disposition of the shares of capital stock of the Company or 17th Street Productions.

                  3.1(d) Authority; No Consents. The execution, delivery and performance by the Company of this Agreement, the Certificate of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Related Agreements to which it is a party have been, and the Certificate of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement and the Related Agreements to which it is a party and which are being executed concurrently herewith are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Certificate of Merger and other Related Agreements being executed at the Closing, when executed and delivered by the Company, will be enforceable against the Company in accordance with its and their terms. Except as set forth on
Schedule 3.1(d), neither the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party or the Certificate of Merger nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will in any material respect (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance (hereinafter defined) on or against any assets, rights or property of the Company under any term, condition or provision of (x) any instrument or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority (hereinafter defined) applicable to the Company or any of its properties, assets or rights or (z) the Company's Charter or by-laws. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company of this Agreement, the Certificate of Merger or the Related Agreements or the consummation by the Company of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the New York State Department of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and
(ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Company Material Adverse Effect or materially impair the ability of the

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Company and the stockholders to consummate the transactions contemplated by this
Agreement or the Certificate of Merger, including, without limitation, the Merger.

                  3.1(e) Financial Information.

                           (i) The Company has previously delivered to Parent the reviewed consolidated balance sheet of 17th Street Productions for the years ended December 31, 1998 and December 31, 1997, and the related statements of income, cash flow and shareholders' equity for the 12 month periods then ended (collectively, the "Company Financial Statements"), prepared by 17th Street and reviewed by Holtz Rubenstein L.L.P. its independent public accountants (the "Company Accountants").

                           (ii) The Company Financial Statements (A) are in accordance with the books and records of the Company, (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated and (C) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as indicated therein and except for the absence of complete footnote disclosure as required by GAAP and subject to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change to any item of revenue or expense.

                  3.1(f) Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.1(f) of the Company Disclosure Schedule, at December 31, 1998, with respect to the Company Financial Statements and with respect to the Company's operations since the date thereof, neither the Company nor 17th Street Productions had any liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise (a "Liability")) required to be set forth on the Company Financial Statements in order for the Company Financial Statements to fairly present the financial condition of the Company at the date thereof in accordance with GAAP, which was not provided for or disclosed thereon, and all liability reserves established by the Company and set forth thereon were adequate for all such Liabilities at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on the Company Financial Statements or otherwise disclosed on Schedule 3.1(f) with respect to loss contingencies arising since December 31, 1998, in any event as required by FAS No. 5.

                  3.1(g) Absence of Changes. Except as set forth in Section 3.1(g) of the Company Disclosure Schedule, since December 31, 1998, the Company has been operated in the ordinary course, consistent with past practice, and there has not been:

                           (i) any Company Material Adverse Effect, nor has any event occurred which is likely to have any Company Material Adverse Effect;

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                           (ii) any damage, destruction or loss, whether or not
         covered by insurance, having or which could have a Company Material Adverse Effect;

                           (iii) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company or 17th Street Productions, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company or 17th Street Productions;

                           (iv) any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Stock;

                           (v) any issuance by the Company or 17th Street Productions of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security (other than Company Options or shares of Company Common Stock issued upon exercise of Company Options in accordance with the present terms thereof);

                           (vi) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights) of the Company or 17th Street Productions, other than in the ordinary course of business;

                           (vii) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company or 17th Street Productions and any other person;

                           (viii) any material write-down or write-up of the value of any asset of the Company or 17th Street Productions, or any material write-off of any accounts receivable or notes receivable of the Company or 17th Street Productions or any portion thereof;

                           (ix) any increase in or modification of compensation payable or to become payable to (A) any director or officer of the Company or 17th Street Productions or (B) any employee of the Company or 17th Street Productions other than in the ordinary course of business, or the entering into of any employment contract with any officer or employee;

                           (x) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of the Company or 17th Street Productions;

                           (xi) any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or securityholder of the Company or 17th Street Productions, other than advances to employees in the

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         ordinary course of business for travel and similar business expenses and advances to authors in the ordinary course of business;

                           (xii) any change in the accounting methods or practices followed by the Company or 17th Street Productions or any change in depreciation or amortization policies or rates theretofore adopted;

                           (xiii) any material change in the manner in which the Company or 17th Street Productions grants rights to publishers or otherwise deals with publishers;

                           (xiv) any termination of employment of any officer or Key Employee (as defined below) of the Company or 17th Street Productions or any expression of intention by any officer or Key Employee of the Company or 17th Street Productions to resign from such office or employment with the Company or 17th Street Productions, as applicable;

                           (xv) any amendments or changes in the Company's or 17th Street Productions' Charter or by-laws other than in connection with this Agreement and the transactions contemplated hereby;

                           (xvi) any labor dispute or any union organizing campaign;

                           (xvii) the commencement of any litigation or arbitration by or against the Company or 17th Street Productions;

                           (xviii) except as set forth above, any material Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Company or 17th Street Productions, other than in the ordinary course of business; or

                           (xix) any written agreement for the Company or 17th Street Productions to take any of the actions specified in items (i) through (xix) above

                  3.1(h) Tax Matters. Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, the Company, 17th Street Productions and each other corporation (if any) included in any consolidated or combined tax return in which the Company has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all material federal, state and local Tax returns and Tax reports required to be filed by them on or before the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have timely paid or accrued all amounts shown thereon to be due; (ii) have paid and shall timely pay all material Taxes of the Company (or such other corporation) required to have been paid by the Company (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete in all material respects at the time of filing. All Taxes of the Company and 17th Street Productions attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid,

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have been adequately provided for on the Company's books and records and the
Company has not and will not accrue a Tax Liability from December 31, 1998 up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business. Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, neither the Company nor either of the Stockholders has been notified in writing by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to the Company or 17th Street Productions that are still in effect. Except as contested in good faith and disclosed in Section 3.1(h) of the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Company Audited Balance Sheet and the Company Financial Statements (as appropriate) and neither the Company, 17th Street Productions nor any Stockholder has received written notification that any material amount of proposed additional Taxes have been asserted. Neither the Company nor 17th Street Productions (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code, (ii) is a "personal holding company" within the meaning of Section 542 of the Code and (iii) has been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, neither the Company nor 17th Street Productions has agreed to, nor is either required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax Liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns.

         As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity.

                  3.1(i) Title to Assets, Properties and Rights and Related Matters. Except as set forth on schedule 3.1(i), each of the Company and 17th Street Productions has good and valid title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, on the Company Audited Balance Sheet and/or the Company Financial Statements, as applicable, or acquired after December 31, 1998 (except (A) inventory or other property sold or otherwise disposed of since December 31, 1998 in the ordinary course of business or in accordance with GAAP and (B) accounts receivable and notes receivable paid in full subsequent to December 31, 1998 or not so reflected therein but used or useful in the conduct or operation of the Company's or 17th Street Productions' business, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 3.1(i) of the Company

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Disclosure Schedule, (ii) liens for current taxes not yet due and payable and
(iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Company and 17th Street Productions are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of the Company and 17th Street Productions as presently conducted by the Company or as proposed to be conducted. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

                  3.1(j) Real Property-Owned or Leased. Neither the Company nor 17th Street Productions currently owns any real property. Section 3.1(j) of the Company Disclosure Schedule contains a list and brief description of each lease covering property leased by the Company or 17th Street Productions (collectively, the "Leases"). The Company or 17th Street Productions, as applicable, is the owner and holder of all the leasehold estates purported to be granted by each Lease, and all Leases are in full force and effect and constitute valid and binding obligations of the Company or 17th Street Productions, as applicable. The Company has made available to Parent true and complete copies of all Leases. Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted).

                  3.1(k) Intellectual Property.

                           (i) Except as set forth on Section 3.1(k) of the Company Disclosure Schedule, each of the Company and 17th Street Productions has good and valid title to, and owns free and clear of all Encumbrances (other than Permitted Encumbrances) or otherwise has the right to use and exploit the Intellectual Property (as defined herein) in the manner necessary or required for the conduct of its business as currently conducted and as proposed to be conducted (collectively, the "Company Rights"), except for such Intellectual Property, with respect to which the failure to have such rights would not have a Company Material Adverse Effect;

                           (ii) Except as set forth on Section 3.1(k) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Merger and the consummation of the other transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the Company Rights, except with respect to such Company Rights, the forfeiture or termination of which would not have a Company Material Adverse Effect;

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                           (iii) Except as set forth on Section 3.1(k) of the
         Company Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than royalties and commissions paid in the ordinary course of business;

                           (iv) To the knowledge of the Company and except as set forth in Section 3.1(k) of the Company Disclosure Schedule, neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service currently or proposed to be licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or 17th Street Productions or currently under development by the Company or 17th Street Productions, violates in any material respect any license (or sublicense) or agreement of the Company or 17th Street Productions with any third party or infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the Knowledge of the Company, is any third party infringing upon, or violating in any material respect any license (or sublicense), transmission, broadcast, delivery, (electronically or otherwise) or agreement with the Company or 17th Street Productions relating to, any Company Right; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of any Company Right, nor, to the Company's Knowledge, is there any basis for any such claim, nor has the Company received any written notice asserting that any Company Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, except for such Company Rights, with respect to such conflict and infringements as would not reasonably be expected to have a Company Material Adverse Effect;

                           (v) Except as set forth on Section 3.1(k) of the Company Disclosure Schedule, no licenses or rights have been granted by the Company or 17th Street Productions, or by any employee, consultant, officer, director, agent or affiliate of the Company or 17th Street Productions or by anyone other than the foregoing, to distribute, or create Derivative Works, of, any product or title currently marketed by, commercially available from or under development by the Company or 17th Street Productions for which the Company or 17th Street Productions possesses licensing rights other than in the ordinary course of business. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "Derivative Work" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another;

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                           (vi) Except as set forth on Section 3.1(k) of the
         Company Disclosure Schedule, no person has any marketing rights to any of the Intellectual Property Rights of the Company or 17th Street Productions (excluding Intellectual Property Rights licensed to the Company or 17th Street Productions by third parties), other than rights granted in the ordinary course of business and except for such marketing rights, the grant of which would not have a Company Material Adverse Effect;

                           (vii) Section 3.1(k) of the Company Disclosure Schedule sets forth, for the Intellectual Property Rights owned by the Company and 17th Street Productions, a complete and accurate list of all United States and foreign (a) Trademarks (including Internet domain registrations and unregistered Trademarks); and (b) registered Copyrights indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed), in any event that are material to the operation of the Company's or 17th Street Production's business in the ordinary course of business;

                           (viii) Except as set forth on Section 3.1(k) of the Company Disclosure Schedule, all Trademarks and Copyrights that are material to the operation of the Company's or 17th Street's business in the ordinary course of business are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to Trademarks), are valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety (90) days after the Effective Time. Except as set forth on Section 3.1(k) of the Company Disclosure Schedule, no such Trademark has been or is now involved in any cancellation and, to the Knowledge of the Company, no such action is threatened with respect to any of the Trademarks. To the Knowledge of the Company, there are no potentially conflicting Trademarks of any third party that conflict with any of such Trademarks;

                           (ix) Section 3.1(k)(ix) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting any right to use or practice any rights under any Intellectual Property Rights, whether the Company or 17th Street Productions is the licensee or licensor thereunder and which are material to the operation of the Company's or 17th Street Productions' business (collectively, the "License Agreements");

                           (x) As used herein, the term "Intellectual Property" shall mean all intellectual property rights worldwide, including, without limitation, trademarks, service marks, trade names, service names, URLs and Internet domain names and applications therefor (and all interest therein), designs, author and customer lists, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, "Trademarks"); copyrights (including any registrations, applications and renewals for any of the foregoing (collectively, "Copyrights").

                  3.1(l) Company Software. Neither the Company nor 17th Street Productions uses any software programs, systems or applications (the "Software") other than Software

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licensed by the Company from third parties constituting "off-the-shelf" software subject to "shrink-wrap" licenses. The Company owns sufficient copies of the Software to enable the Company and 17th Street Productions to utilize such Software on all computers on which such Software currently is resident.

                  3.1(m) Agreements, Etc. Section 3.1(m) of the Company Disclosure Schedule sets forth a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which the Company or 17th Street Productions is a party, or made in the ordinary course of business and referred to in clauses (i) through (xviii) of this Section 3.1(m). Except only as set forth therein, neither the Company nor 17th Street Productions is a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to:

                           (i) agreements for the development, modification or enhancement of computer software or multimedia products;

                           (ii) any material distributorship, dealer, sales, advertising, agency, representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or 17th Street Productions or of any business segment of the Company or 17th Street Productions;

                           (iii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

                           (iv) any collective bargaining contract or other contract with or commitment to any labor union;

                           (v) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company or 17th Street Productions in an amount in excess of $10,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other liability at or at any time after the Effective Time, or in which the Company or 17th Street Productions has granted or received distributorship, licensing or production rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any titles, series of titles, product, group of products, services, technology, assets or territory;

                           (vi) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Company or 17th Street Productions licenses any Company Rights to any third party (other than ordinary course licenses to end-users);

                           (vii) the content or delivery of its computer software or multimedia products and services (including the transmission or other performance (electronically or otherwise));

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                           (viii) the employment of any officer, employee,
         consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

                           (ix) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

                           (x) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                           (xi) any agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of the Company or 17th Street Productions;

                           (xii) any lease for real property (whether as lessor or lessee) or any other lease or agreement under which the Company or 17th Street Productions is lessee of or holds or operates any items of tangible personal property owned by any third party;

                           (xiii) contract or commitment for charitable contributions;

                           (xiv) contract or commitment for capital expenditures individually or in the aggregate in excess of $10,000;

                           (xv) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) being made under Section 280G of the Code as a result of the transactions contemplated hereby;

                           (xvi) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $10,000;

                           (xvii) agreement which restricts the Company or 17th Street Productions from engaging in any aspect of its business or competing in any line of business in any geographic area; or

                           (xviii) any other agreement, contract or commitment which is material to the Company.

         For purposes of this Section 3.1(m), the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or

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expenditures by or to the Company, or otherwise have an aggregate value, of at least $10,000. The Company has furnished to Parent true and complete copies of all such agreements listed in Section 3.1(m) of the Company Disclosure Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of the Company or 17th Street Productions, as applicable, and, to the Knowledge of the Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, (B) is in full force and effect and (y) to the Knowledge of the Company, except as set forth in
Section 3.1(m) of the Company Disclosure Schedule, the other party or parties thereto is or are not in default in any material respect thereunder.

                  3.1(n) No Defaults. Each of the Company and 17th Street Productions has in all material respects performed all the obligations required to be performed by it to date and is not in default or, to its Knowledge, alleged to be in default (i) under its Charter or by-laws or (ii) in any material respect under any material agreement, lease, license, contract, commitment, instrument or obligation to which the Company or 17th Street Productions is a party or by which any of its properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default or alleged default in any material respect by it of any of the foregoing.

                  3.1(o) Litigation, Etc. Except as set forth in Section 3.1(o) of the Company Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or, to its Knowledge, threatened against the Company or 17th Street Productions nor, to the Knowledge of the Company, is there any basis therefor, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"),
(ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or 17th Street Productions or (iii) disputes with customers or vendors which, if adversely determined against the Company or 17th Street Productions, as applicable, could have a Company Material Adverse Effect. There are no Actions pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is there any basis therefor, with respect to (A) the current employment by, or association with, the Company or 17th Street Productions, or future employment by, or association with, Parent or the Surviving Corporation, of any of the present officers or employees of or consultants to the Company or 17th Street Productions (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company, 17th Street Productions or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, 17th Street Productions, Parent, the Surviving Corporation or any of the Designated Persons, that the Company, 17th Street Productions ,Parent, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Company has delivered to Parent all material documents and correspondence relating to such matters referred to in Section 3.1(o) of the Company Disclosure Schedule.

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                  3.1(p) Accounts and Notes Receivable. All the accounts
receivable and notes receivable owing to the Company or 17th Street Productions as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and, to the Knowledge of the Company, there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof.
(i) No account debtor or note debtor has refused to pay its obligations for any reason, (ii) to the Knowledge of the Company, no account debtor or note debtor is insolvent or bankrupt and (iv) no account receivable or note receivable is pledged to any third party by the Company or 17th Street Productions.

                  3.1(q) Accounts and Notes Payable. Except as set forth in
Section 3.1(q) of the Company Disclosure Schedule, all accounts payable and notes payable by the Company or 17th Street Productions to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 3.1(q) of the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in
Section 3.1(q) of the Company Disclosure Schedule.

                  3.1(r) Compliance; Governmental Authorizations and Consents.

                           (i) Each of the Company and 17th Street Productions has, since the acquisition of the Company by the Stockholders, complied and is presently in compliance in all material respects with and, to the Knowledge of the Stockholder, each of the Company and 17th Street Productions previously complied with in all material respects, in each case with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours) except with respect to such laws, ordinance, regulations and orders, the failure to comply with which could not have a Company Material Adverse Effect. Each of the Company and 17th Street Productions has all federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements necessary in the conduct of its business as presently conducted or as proposed to be conducted, except for such governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements, the failure to obtain of which could not have a Company Material Adverse Effect, all such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements are in full force and effect, no violations are or have been recorded in any material respect in respect of any thereof and no proceeding is pending or, to the Knowledge of the Company, threatened to revoke or limit any thereof. Section 3.1(r) of the Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company or 17th Street Productions is operating or bound. Neither the Company nor 17th Street Productions is in default or alleged to be in default in any material respect under any thereof and the Company has furnished to Parent true and complete copies thereof. None of such licenses, consents, approvals, authorizations, permits, orders, decrees and other

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         compliance agreements shall be affected in any material respect by the
         Merger or the transactions contemplated hereby.

                           (ii) The Company is the "ultimate parent entity" of the "acquired person" (as such terms are defined in 16 C.F.R. Section
         801.1 and 802.2, respectively) in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the Related Agreements, and the "annual net sales" and "total assets," in each case determined in accordance with 16 C.F.R. 801.11 of such "acquired person," are in each case, less than $10,000,000. Accordingly, no filing by the Company with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required in connection with this Agreement or the Merger.

                  3.1(s) Environmental Matters. Each of the Company and 17th Street Productions currently is and at all times has been in compliance in all material respects with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations.

                  3.1(t) Labor Relations; Employees. Section 3.1(t) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company and 17th Street Productions as of the date hereof and sets forth each such individual's rate of pay or annual compensation, job title and date of hire. Except as set forth on Section 3.1(t) of the Company Disclosure Schedule, there are no employment, consulting, severance pay, continuation pay, termination or indemnification agreements of any nature (whether in writing or not) between the Company or 17th Street Productions and any current or former shareholder, officer, director, employee, or any consultant. No such employment agreement disclosed on Section 3.1(t) of the Company Disclosure Schedule will, as a direct or indirect result of the transaction contemplated herein either require any payment by the Company or 17th Street Productions or any consent or waiver from any shareholder, officer, director, employee or consultant; or result in any change in the nature of any rights or any shareholder, officer, director, employee or consultant, including, but not limited to, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits or additional or accelerated vesting. No individual will accrue or receive additional benefits, service or accelerated rights to payments under any Employee Plan (as defined in Section 3.1(u)), including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated herein that could result in the payment or any such benefits or payments. Except as set forth in Section 3.1(t) of the Company Disclosure Schedule, (A) neither the Company nor 17th Street Productions is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Company, 17th Street Productions, Parent, Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against the Company or 17th Street Productions pending before the National Labor Relations Board or any comparable Governmental Authority, and none of the Company's

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or 17th Street Productions' employment policies or practices is currently being audited or investigated by any federal, state or local government agency, (D) there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or involving the Company or 17th Street Productions, (E) no labor union has taken any action with respect to organizing the employees of the Company or17th Street Productions, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or 17th Street Productions, and (G) no employee has informed any Shareholder that such employee will terminate his or her employment or engagement with the Company, 17th Street Productions, or the Surviving Corporation as a result of the Merger, and the Company has no reason to believe that the Key Employees will not accept employment with the Surviving Corporation as of the Closing Date. Neither the company nor any employee of the Company or 17th Street Productions is in violation in any material respect of any term of any employment contract or any other material contract or agreement relating to the relationship of such employee with the Company or17th Street Productions. All individuals considered by the Company or 17th Street Productions to be independent contractors are, and could only be reasonably considered to be, in fact "independent contractors" and are not "employees" or "Common law employees" for tax, benefits, wage, labor or any other legal purpose.

                  3.1(u) Employee Benefit Plans and Contracts.

                           (i) Section 3.1 (u) of the Company Disclosure
         Schedule identifies all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, phantom stock, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar compensation, fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former Employee of the Company, 17th Street Productions, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code and the regulations promulgated thereunder (an "ERISA Affiliate") and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company or 17th Street Productions and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company, 17th Street Productions or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company, 17th Street Productions or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"), whether or not such plan or arrangement has been terminated. The Company has provided to Parent true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, and (where applicable) (A) all summary plan descriptions, summaries of material

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         modifications, and corporate resolutions related to such plans (B) the three most recent determination letters received from the IRS, (C) the three most recent Form 5500 Annual Reports, with all attachments, (D) the most recent audited financial statement and actuarial valuation, and (E) all material insurance contracts and other agreements which implement each such Employee Plan. Any Employee Plan that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in the Company Disclosure Schedule. For purposes of Section 3.1(u), "Employee" means any common law employee, consultant or director of the Company;

                           (ii) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to
         Section 501(a) of the Code, and nothing has occurred which may be expected to cause the loss of such qualification or exemption. There has been no "prohibited transaction," as such term is defined in
         Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no claims pending (other than routine claims for benefits) or threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or threatened liens on the assets of such plans; all Employee Plans conform to, and in their operation and administration are in all respects in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants of the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and the Company and each of its ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; all contributions required to be made to any Employee Plan pursuant to
         Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary; the Company has reviewed the fees assessed by all third parties for services provided in relation to any aspect of the operation of each Employee Plan which includes a cash or deferred arrangement under Code section 401(k) and has determined that such fees are reasonable; each Employee Plan, if any, which is maintained outside of the United States has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Employee Plan is present or operates and, to the extent relevant, the United States.

                           (iii) No Employee Plan constitutes or since the enactment of ERISA has constituted (A) a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") (B) a plan covered under Title IV of ERISA, or (C) a "multiple

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         employer plan," as defined in Section 413(c) of the Code. Neither the
         Company nor 17th Street Productions has ever incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan.

                           (iv) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA Coverage"), and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of the Company or 17th Street Productions. Each Employee Plan which is a group health plan has been maintained in compliance with Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Each Employee Plan that is subject to
         Section 1862(b) (1) of the Social Security Act has been operated in compliance with the secondary payor requirements of Section 1862(b)(1) of such Act.

                           (v) All contributions due and payable on or before the Closing Date in respect of any Employee Plan have been made in full and proper form, or adequate accruals in accordance with generally accepted accounting principles have been provided for in the Company Financial Statements for all other contributions or amounts in respect of the Employee Plans for periods ending on the Closing Date.

                           (vi) No Employee Plan currently or previously maintained by the Company, 17th Street Productions or their ERISA Affiliates provides any post-termination health care or life insurance benefits, and neither the Company, 17th Street Productions, nor its ERISA Affiliates has any obligations (whether written or real) to provide any post-termination benefits in the future (except for COBRA Coverage).

                           (vii) With respect to each Employee Plan, (A) the Company or 17th Street Productions has expressly reserved in itself the right to amend, modify or terminate any such Employee Plan, or any portion of it, and has made no representations (overtly or in writing) which would conflict with or contradict such reservation of right; and
         (B) the Company or 17th Street Productions has satisfied any bond coverage requirement of ERISA.

                  3.1(v) [Intentionally Omitted]

                  3.1(w) Insurance. Section 3.1(w) of the Company Disclosure Schedule contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Company and/or 17th Street Productions (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Company and 17th Street Productions thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the Knowledge of the Company, no basis exists for termination

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of any thereof on the part of the insurer. The amounts of coverage under such policies of insurance are adequate for the assets and properties of the Company and 17th Street Productions. The Company has not, since its inception, been denied or had revoked or rescinded any policy of insurance, nor, to the Company's Knowledge, has 17th Street Productions.

                  3.1(x) Bank Accounts; Powers of Attorney. Section 3.1(x) of the Company Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and 17th Street Productions and all persons who are signatories thereunder or who have access thereto and
(ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company or 17th Street Productions and a summary of the terms thereof.

                  3.1(y) Brokers. Neither the Company nor 17th Street Productions has, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  3.1(z) Related Transactions. Except only as disclosed on
Section 3.1(z) of the Company Disclosure Schedule, no current director, officer or securityholder of the Company or 17th Street Productions that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now a party to any transaction with the Company or 17th Street Productions (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof), other than employment agreements entered into in the ordinary course of business, and the Company will not experience any Material Adverse Effect as a result of any such contracts, agreements or other arrangements that previously existed. Except only as disclosed on Section 3.1(z) of the Company Disclosure Schedule, no current director, officer or securityholder of the Company or 17th Street Productions that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company or 17th Street Productions (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company or 17th Street Productions which relates to the business of, or should properly accrue to, the Company or 17th Street Productions.

                  3.1(aa) Publishers. Section 3.1(aa) of the Company Disclosure Schedule sets forth a true and complete list of the publishers which during the past two fiscal years of the Company or 17th Street Productions, as applicable, to the date hereof acquired rights from either for a fee of $10,000 or higher, which list (i) includes the Company's ten largest publishers in terms of revenue produced for the Company or 17th Street Productions, which publishers in the aggregate accounted for in excess of 80% of the Company's revenues during such period, and (ii) specifies the rights licensed to each of such publishers. Except only as disclosed on Section 3.1(aa) of the Company Disclosure Schedule, the Company and 17th Street Productions has a good, ongoing relationship with each of such publishers and none of such publishers has reduced,

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or expressed any intention of terminating, its business relationship with the
Company or 17th Street Productions.

                  3.1(bb) Minute Books. The minute books of the Company and 17th Street Productions provided to Parent for review contain a complete summary of all meetings of and actions by directors and stockholders of the Company and 17th Street Productions from the time of the incorporation of each to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

                  3.1(cc) Board Approval. The Board of Directors of the Company has unanimously (i) approved this Agreement, the Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders of the Company and (iii) recommended that the stockholders of the Company approve the Merger in accordance with the Certificate of Merger and the NYBCL. Each of the Stockholders, by his or her execution hereof, (i) agrees to vote his or her Company Stock to approve this Agreement, the Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, and (ii) hereby waives any and all dissenters', appraisal and similar rights that may arise under the NYBCL or otherwise in connection with the Merger and the transactions contemplated hereby.

         3.2 Several Representations and Warranties of the Stockholders. Each of the Stockholders, severally (and not jointly) represents and warrants to Parent, Acquisition Sub and the Company with respect to himself or itself as follows:

                  3.2(a) Title; Absence of Certain Agreements. Subject only to the rights of Daniel Weiss under the Agreement, dated as of October 1, 1999, between Daniel Weiss, Daniel Weiss Associates, Inc. and the Company and the related Non-Negotiable Note of the Company and the Stockholders, dated October 1, 1999, and Personal Guaranty of the Stockholders dated as of October 1, 1999 (collectively, the "Weiss Documents"), each Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the shares of Company Stock set forth opposite the name of such Stockholder in Section 3.2(a) of the Company Disclosure Schedule, with the full power and authority to vote such Company Stock and transfer and otherwise dispose of such Company Stock, and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between such Stockholder and the Company and/or any other Stockholder or any other person with respect to the voting, sale or other disposition of Company Stock or any other matter relating to Company Stock.

                  3.2(b) Authority - General. Such Stockholder has full and absolute power to enter into this Agreement and each Related Agreement to which such Stockholder is a party, and this Agreement and each Related Agreement to which such Stockholder is a party has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which

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such Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Stock, Parent capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which such Stockholder is a party, or by which such Stockholder or any of his or its properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Stockholder or any of his or its properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Certificate of Merger or any Related Agreement to which such Stockholder is a party. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Parent) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Stockholder of this Agreement, each Related Agreement to which such Stockholder is a party or the consummation by such Stockholder of the transactions contemplated hereby or thereby.

                  3.2(c) Investment Representations. Each of the Stockholders severally (and not jointly) represents and warrants to Parent and Acquisition Sub, with respect to him or herself:

                           (i) Such Stockholder:

                                    (A) is acquiring the Merger Shares being
                  issued to such Stockholder for investment and for such Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

                                    (B) understands (1) that the Merger Shares
                  to be issued to him or it have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of such Stockholder as expressed herein, (2) that such Merger Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (3) that, except as provided in the Registration Rights Agreement, Parent is under no obligation to so register such Merger Shares and (4) that the certificates evidencing such Merger Shares will be imprinted with a legend in the form set forth in Section 7.2(b) that prohibits the transfer of such shares, except as provided in Section 7.2;

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                                    (C) has been furnished with, and has read
                  and reviewed, the Parent SEC Documents;

                                    (D) has had an opportunity to ask questions
                  of and has received satisfactory answers from the officers of Parent or persons acting on Parent's behalf concerning Parent and the terms and conditions of an investment in Parent Common Stock;

                                    (E) is aware of Parent's business affairs
                  and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the Merger Shares to be issued to him or it;

                                    (F) can afford to suffer a complete loss of
                  his or its investment in such Merger Shares;

                                    (G) is familiar with the provisions of Rule
                  144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (1) the availability of certain public information about the issuer,
                  (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and

                                    (H) understands that in the event all of the
                  applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk

                           (ii) Such Stockholder is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act
         .

                  3.2(e) Brokers. No Stockholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

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                  3.2(f) Employment of Stockholders. Neither the (i) current employment by, or association with, the Company, or future employment by, or association with, the Surviving Corporation of such Stockholder, or (ii) use, in connection with any business presently conducted or proposed to be conducted by the Company, Parent or the Surviving Corporation, of any information or techniques presently utilized or proposed to be utilized by the Company, Parent, the Surviving Corporation or such Stockholder, violates, conflicts with, breaches or is prohibited under, or would violate, conflict with, breach or be prohibited under, any agreements or arrangements between such Stockholder and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information.

         3.3 Representations and Warranties of Parent and Acquisition Sub. Parent and Acquisition Sub jointly and severally represent and warrant to the Company and the Stockholders as follows:

                  3.3(a) Organization; Good Standing; Qualification and Power. Each of Parent and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of New York, respectively, and Parent is in good standing as a foreign corporation under the laws of the State of New York, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has delivered to the Company true and complete copies of the Charter and by-laws of each of Parent and Acquisition Sub.

                  3.3(b) Capital Stock. Parent's Quarterly Report on Form 10-Q filed with the SEC on December 15, 1999 with respect to the fiscal quarter ended October 31, 1999 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Parent as of such date. Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. There exist a sufficient number of authorized but unissued shares of Parent Common Stock to allow for the exercise in full of the Performance Options. Parent owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  3.3(c) Authority. The execution, delivery and performance by Parent of this Agreement and each of the Related Agreements to which it is a party and the execution, delivery and performance of this Agreement and the Certificate of Merger by Acquisition Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, respectively. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms; and this Agreement and the Certificate of Merger are the valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their respective terms. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to

                                      -30-
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which Parent is a party, the execution, delivery and performance of this
Agreement and the Certificate of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect
(A) conflict with, (B) result in any material violations of, (C) cause a material default under (with or without due notice, lapse of time or both), (D) give rise to any material right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any material Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of (x) any material instrument or agreement to which Parent or Acquisition Sub is a party, or by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound, (y) any material law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights or (z) Parent's or Acquisition Sub's Charter or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Certificate of Merger or any Related Agreement to which Parent or Acquisition Sub is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement, the Certificate of Merger (in the case of Acquisition Sub) or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the New York State Department of State and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger (each of the actions reflected in clauses (i), (ii) and (iii) to be taken by Parent).

                  3.3(d) SEC Documents.

                           (i) Parent has furnished or made available to the Company a correct and complete copy of Parent's Prospectus, dated May 14, 1999, Parent's Quarterly Reports on Form 10-Q as filed with the SEC with respect to the fiscal quarters ended April 30 and July 31, 1999, Parent's Form 8-K as filed with the SEC on December 21, 1999, the Form 10-Q and each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after the date of filing of the Form 10-Q which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "Parent SEC Documents"). As of their respective filing dates, or in the case of

                                      -31-
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         registration statements, their respective effective times, none of the
         Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                           (ii) The financial statements (including the notes thereto) of Parent included in the Form 10-Q for the fiscal quarter then ended, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Parent as at the dates thereof and the results of their operations, stockholders' equity and cash flows for the period then ended.

                                   ARTICLE IV

                               RELATED AGREEMENTS

         4.1 Related Agreements. At Closing, the following agreements (such agreements, together with the Escrow Agreement (which is not being executed or delivered until the Closing), being herein collectively referred to as the "Related Agreements") shall be executed and delivered by the respective parties thereto:

                  4.1(a) Employee Confidentiality and Assignment of Inventions Agreements. Each Key Employee is expected to accept employment with Parent or the Surviving Corporation subsequent to the Closing, and, as a consequence, shall be required to enter into a non-competition, confidentiality and assignment of inventions agreement with Parent, effective as of the Effective Time, in the form of Exhibit C attached hereto (the "Employee Confidentiality Agreement"), providing for, among other things, restrictions upon such person from competing with the business of the Company, Parent and the Surviving Corporation, non-disclosure of confidential information and ownership of proprietary information and rights.

                  4.1(b) Escrow Agreement. Each of Parent, the Stockholders' and the Escrow Agent shall enter into the Escrow Agreement.

                  4.1(c) Stockholders' Non-Competition Agreements. Each of the Stockholders shall enter into an agreement with Parent, effective as of the Effective Time, in the form of Exhibit D attached hereto (the "Non-Competition Agreement"), providing for, among other things, restrictions upon such person from competing with the business of Parent and the Surviving Corporation.

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                  4.1(d) Registration Rights Agreement. Each of the Stockholders
and the Parent shall enter into a Registration Rights Agreement effective as of the Effective Time, in the form of Exhibit E attached hereto (collectively, the "Registration Rights Agreements"), providing for registration rights with respect to the Merger Shares.

                  4.1(e) Employment Agreements. Morgenstein and Brashares are each entering into employment agreements with the Surviving Corporation in the form of Exhibit F-1 and Exhibit F-2, respectively.

                  4.1(f) Representation and Lockup Agreements. Each of the Stockholders shall enter into an Investor Representation and Lockup Agreement with Parent in substantially the form of Exhibit G hereto, pursuant to which, inter alia, the Stockholders shall agree not to sell any of the Merger Shares received by them for a period of six (6) months after the Closing Date, at which time each Stockholder will be permitted to sell up to twenty percent (20%) of his or her Merger Shares, and (b) not to sell the remaining eighty percent (80%) of his or her Merger Shares without the prior written consent of Parent until the first anniversary of the Closing Date.

                                    ARTICLE V

                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                              ADDITIONAL AGREEMENTS

         5.1 Access to Records and Properties of Each Party; Confidentiality. From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1 hereof (the "Executory Period"), the Company and the Stockholders shall permit Parent and its consultants and professional advisors to conduct a full and complete investigation of the Company's and 17th Street Productions' business and technology including, without limitation, a review of the Company's and 17th Street Productions' books and records, contracts, technology, intellectual property, inventory, equipment, technical materials, customer records and other assets, reasonable access to, and communications with, current employees of the Company and 17th Street Productions during normal business hours (the "Investigation"). The Investigation shall be conducted during normal business hours. Under no circumstances shall any information disclosed by the stockholders or the Company to Parent, or otherwise in Parent's possession, on or before the Effective Time, limit or restrict in any manner any right of Parent to terminate this Agreement upon the terms and conditions herein. All such information shall be subject to the confidentiality agreements currently existing between the parties; the Investigation shall not give Parent the right to use any disclosed or discovered information beyond the scope of these provisions or agreements or any applicable license agreement.

         5.2 Operation of Business of the Company. During the Executory Period, the Company shall operate its business and the business of 17th Street Productions as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its business and assets, to keep available the services of its officers and employees and to maintain satisfactory relationships with persons having business dealings with it and them. Without limiting the generality of the foregoing, during the Executory Period, the Company shall not, without the prior written consent of Parent, (a) take any action that would

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result in any of the representations and warranties of the Company herein becoming untrue or in any of the conditions to the Merger not being satisfied,
(b) take or cause to occur any of the actions or transactions described in
Section 3.1(g)(iii) through (xx), or (c) enter into any transaction or make any commitment involving an expense or capital expenditure by the Company or 17th Street Productions in excess of $100,000.

         5.3 Negotiation With Others. During the Executory Period, the Company shall not (and the Company shall not permit 17th Street Productions or its or the Company's employees, directors, officers, advisors, consultants or agents
to), and each of the Stockholders shall not, directly or indirectly: (i) solicit, initiate or engage in any discussions or negotiations with, whether or not initiated by the Company, 17th Street Productions or any such Stockholder, or provide any information to, or take any other action with the intent to facilitate the efforts of, any third party relating to any possible agreement (whether binding or in principle) or other arrangement involving (1) the acquisition of the Company or 17th Street Productions (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); (2) any investment in, including the purchase of any capital stock in, the Company or 17th Street Productions; (3) the sale, license, disposition or encumbrance of any material portion of the Intellectual Property of the Company or 17th Street Productions other than in the ordinary course of business; or (4) any action or agreement that would otherwise be inconsistent with the terms of this Agreement, the Certificate of Merger or the Related Agreements or that would prohibit the performance of the Company's or the Stockholders' obligations under this Agreement, the Certificate of Merger or the Related Agreements or that could reasonably be expected to diminish the likelihood of or render impracticable or undesirable the consummation of the Merger (each, a "Prohibited Transaction"); or (ii) authorize or consummate a Prohibited Transaction. In addition, upon execution and delivery of this Agreement, the Company and each Stockholder shall: (i) terminate any and all discussions, if any, it or he may be having regarding a Prohibited Transaction; and (ii) immediately notify Parent in writing if it or he thereafter receives any inquiries or offers from any person or entity regarding a Prohibited Transaction, which notice shall contain the identity of such person or entity, the nature of the Prohibited Transaction proposed and the material terms of the proposal, and the Company and each Stockholder shall refuse to discuss, and immediately reject such inquiry or offer. If the Company or 17th Street Productions merges with, or the Company, 17th Street Productions or its or their assets are acquired by, a company other than Parent or a wholly-owned subsidiary of Parent during the one year period following November 29, 1999 based on any discussions initiated or held between November 29, 1999 and January 31, 2000, the Company shall immediately pay Parent $100,000. Upon receipt of such payment in full, Parent will execute a release, in form and substance reasonably satisfactory to Parent and the Company, pursuant to which Parent will agree to make no other claims against the Company or its subsidiaries regarding any breach of this Section 5.3.

         5.4 Advice of Changes. During the Executory Period, the Company shall confer with Parent on a regular and frequent basis, report on operational matters and promptly advise Parent of any change, event or circumstance having, or which, insofar as can reasonably foreseen, could have a Company Material Adverse Effect.

         5.5 Legal Conditions to Merger. Each party hereto shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party

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with respect to the Merger and will take all reasonable actions necessary to cooperate with and furnish information to the other party or parties, as the case may be, in connection with any such requirements imposed upon such other party or parties in connection with the Merger; provided, however, that neither Parent nor Acquisition Sub shall be required to take any action that would, in the reasonable judgment of Parent exercised in good faith, cause consummation of the transactions contemplated hereby not to be in Parent's commercial interest. Each party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other party or parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party (or by the other party or parties) in connection with the Merger or the taking of any action contemplated by this Agreement; provided, however, that neither Parent nor Acquisition Sub shall be required to take any action that would, in the reasonable judgment of Parent exercised in good faith, cause consummation of the transactions contemplated hereby not to be in Parent's commercial interest, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and (c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

         5.6 Consents. Each party hereto shall use all commercially reasonable efforts, and the other parties shall reasonably cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the business of the Company substantially as presently conducted and as proposed to be conducted.

         5.7 Efforts to Consummate. Subject to the terms and conditions herein provided, the parties hereto shall use all commercially reasonable best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article VI as soon as reasonably practicable.

         5.8 Notice of Prospective Breach. Each party hereto promptly shall notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

         5.9 Public Announcements. The parties hereto agree that, to the maximum extent feasible, but subject to the public disclosure and other legal obligations of Parent and regulatory obligations to which it may be subject, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement or reports or statements with respect to the Merger; provided, however, that neither the Company nor any of its affiliates or representatives will issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of Parent.

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         5.10 Management and Employees. Parent shall have the right to discuss and secure satisfactory assurances from management and other key employees of the Company that they will continue to be employed by the Surviving Corporation following the consummation of the Merger. With respect to those employees of the Company to whom the Stockholder and Parent determines the Surviving Company shall make offers of employment, such employees will be offered salaries comparable to those they currently are receiving from the Company and other benefits similar to those offered to similarly situated employees of Parent.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligations. The obligations of each party to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

                  6.1(a) Stockholder Approval; Certificate of Merger. This Agreement and the Merger shall have been duly and validly approved and adopted by the stockholders of the Company in accordance with the NYBCL and the Company's Charter and By-laws, and the Certificate of Merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the New York State Department of State.

                  6.1(b) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

                  6.1(c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court or other Governmental Authority and remain in effect.

                  6.1(d) Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

         6.2 Conditions to Obligations of Parent and Acquisition Sub. The obligations of Parent to perform this Agreement and of Acquisition Sub to perform this Agreement and the Certificate of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

                  6.2(a) Representations and Warranties of the Company and the Stockholders. The representations and warranties of the Company and the Stockholders set forth in Sections 3.1 and 3.2 hereof shall be true and correct in all material respects as of the date

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of this Agreement, and as of the Effective Time of the Stockholder Action and as
of the Closing Date as though made at and as of such dates, respectively, and Parent and Acquisition Sub shall have received a certificate signed by the Co-President of the Company and each Stockholder, respectively, to that effect.

                  6.2(b) Performance of Obligations of the Company and the Stockholders. The Company and the Stockholders shall have performed in all material respects the obligations required to be performed by it and them, respectively, under this Agreement prior to or as of the Closing Date, and Parent and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer on behalf of the Company and each Stockholder, respectively, to that effect.

                  6.2(c) Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement, the Certificate of Merger and the Related Agreements by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of the Company, and the Company and the Stockholders shall have full power and right to effect the Merger on the terms provided herein.

                  6.2(d) Opinion of the Company's Counsel. Parent and Acquisition Sub shall have received an opinion dated the Closing Date of Debevoise & Plimpton, counsel to the Company and the Stockholders, in form and substance reasonably satisfactory to Parent and Acquisition Sub.

                  6.2(e) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company of this Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby shall have been obtained or made.

                  6.2(f) Related Agreements. Each person other than Parent and Acquisition Sub required to execute and deliver any Related Agreement shall have executed and delivered such Related Agreement, and each such Related Agreement shall be the valid and binding obligation of each such person, enforceable against each such person in accordance with its terms.

                  6.2(g) Absence of Material Adverse Change. There shall have been no change having a Material Adverse Effect on the Company prior to the Closing.

                  6.2(h) Dissenters. Each of the Stockholders shall have consented to the Merger, and none of the holders of the issued and outstanding shares of Company Stock shall have exercised, or shall have any continued right to exercise, appraisal, dissenter's or similar rights under Section 910 of the NYBCL.

                  6.2(i) Default Under Agreements. The consummation of the transactions contemplated hereby shall not cause the Company to be in default under any material agreement

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or instrument to which it is a party or by which it or any of its properties are bound, the result of which could have a Company Material Adverse Effect.

                  6.2(j) Transaction Costs. A true, correct and complete schedule (the "Schedule of Expenses") of all Transaction Costs paid or incurred by or on behalf of the Company through the Closing Date, accompanied by a certificate signed by the Chief Financial Officer of the Company certifying the accuracy and completeness thereof, shall have been delivered by the Company; and the Company shall have furnished evidence reasonably satisfactory to Parent that the stockholders of the Company have either paid directly or contributed to the Company in cash an amount equal, in the aggregate, to the amount of Transaction Costs, subject to Section 10.1 hereof.

         6.3 Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to perform this Agreement and the Certificate of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company and the Stockholders:

                  6.3(a) Representations and Warranties of Parent. The representations and warranties of Parent and Acquisition Sub set forth in
Section 3.3 hereof shall be true and correct in all material respects as of the date of this Agreement, and as of the Effective Time of the Stockholder Action and as of the Closing Date as though made at and as of such dates, respectively, and the Company shall have received a certificate signed by a Senior Vice President of Parent and the President of Acquisition Sub to that effect.

                  6.3(b) Performance of Obligations of Parent and Acquisition Sub. Parent and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Certificate of Merger prior to or as of the Closing Date and the Company shall have received a certificate signed by the Senior Vice President of Parent and President of Acquisition Sub to that effect.

                  6.3(c) Related Agreements. Parent and Acquisition Sub shall have executed and delivered the Related Agreements to which it is a party and all other agreements to which Parent or Acquisition Sub is to be party pursuant to the terms of Section 4.1.

                  6.3(d) Stock Certificates. Parent shall have delivered a letter to its transfer agent directing the transfer agent to deliver the Merger Shares to the Stockholders and Escrow Agent, as applicable.

                  6.3(e) Opinion of the Company's Counsel. The Stockholders shall have received an opinion dated the Closing Date of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel to Parent and Acquisition Sub, in form and substance reasonably satisfactory to the Stockholders.

                  6.3(f) Consents and Approvals. The Company shall have received duly executed copies of all consents and approvals listed on Schedule 6.2(e) hereto, in form and substance satisfactory to the Company.

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                  6.3(g) No Acquisition of Parent. No party shall have announced publicly that it shall have agreed to acquire all or substantially all of the assets or outstanding capital stock of Parent.

                  6.3(h) Weiss Release. The Stockholders and the Company shall have received a release, in form and substance from Daniel Weiss, releasing them from all liabilities under the Personal Guaranty of the Stockholders included as part of the Weiss Documents.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Certain Information Required by the Code. Each Stockholder shall furnish Parent with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Parent may reasonably request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

         7.2 Restriction on Transfer.

                  7.2(a) The shares of Parent Common Stock to be issued to each Stockholder pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified herein and in the Investment Representation and Lock-Up Agreements between Parent and each Stockholders, which conditions are intended to insure compliance with the provisions of the Securities Act. Each Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the Stockholder.

                  7.2(b) Each certificate representing Restricted Securities issued to a stockholder of the Company and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 7.2(c) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS

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                  SUBJECT TO THE CONDITIONS SPECIFIED IN AN INVESTMENT
                  REPRESENTATION AND LOCKUP AGREEMENT DATED AS OF JANUARY 21, 2000 BY AND BETWEEN ALLOY ONLINE, INC., LESLIE N. MORGENSTEIN AND ANN BRASHARES, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ALLOY ONLINE, INC."

                  7.2(c) Notwithstanding the foregoing provisions of this
Section 7.2, the restrictions imposed by this Section 7.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by the Investment Representation and Lockup Agreement and, pursuant thereto the securities so transferred are not required to bear the legend set forth in
Section 7.2(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph
(k) of Rule 144. Whenever the restrictions imposed by this Section 7.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.2(b) and not containing any other reference to the restrictions imposed by this Section 7.2.

                  7.2(d) Each Stockholder understands and agrees that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Stockholder for so long as the legend set forth in paragraph (b) of this Section
7.2 is required to be set forth on such certificates.

         7.3 Confidentiality. The Company and the Stockholders, acknowledge and recognize that the Subject Business (as defined below) has been conducted or is currently planned to be conducted by the Company throughout the world, and further acknowledge and recognize the highly competitive nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to the Company and the Stockholders of the transactions contemplated hereby, and in consideration of and as an inducement to Parent and Acquisition Sub to enter into to this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, the Company and the Stockholders shall not (and shall cause each of their respective affiliates and subsidiaries, and the officers, directors, employees, equityholders, advisors and agents of them and their affiliates and subsidiaries not to) use or disclose to any Person, any Confidential Information or the terms and conditions of this Agreement, for any reason or purpose whatsoever, nor shall it or they make use of any of the Confidential Information for its own purposes or for the benefit of any Person except (i) in order to facilitate the fulfillment of such party's obligations hereunder, (ii) to Parent, the Surviving Corporation and their affiliated entities, (iii) as required by law or judicial process, (iv) as

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required to fulfill legal and regulatory obligations, if any or (v) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees to be bound by the confidentiality provisions hereof. For purposes of this Agreement, "Confidential Information" shall mean Intellectual Property Rights of the Company, the Surviving Corporation or Parent or its affiliates and all information of a proprietary nature relating to the Company, the Surviving Corporation or Parent or its affiliates or the Subject Business (other than information that is in the public domain at the time of receipt thereof by the Company or the Stockholders or otherwise becomes public other than as a result of the breach by the Company or the Stockholders of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Parent or the Company or is independently developed by the Company or the Stockholders) and the terms and conditions of this Agreement. As used herein, the term "Subject Business" shall mean (i) the business of the Company and 17th Street Productions or such business as is reasonably related to the business of the Company and 17th Street Productions or is reasonably based on its technology and (ii) the business of Parent or any of its affiliates.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  8.1(a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

                  8.1(b) "Event of Indemnification" shall mean the following:

                           (i) the untruth, inaccuracy or breach in any material respect of any representation or warranty contained in Section 3.1 or
         3.2 of this Agreement or made by the Parent in any Related Agreement (with respect to the Stockholder Indemnifying Persons) or Section 3.3 of this Agreement or made by the Stockholders in any Related Agreement (with respect to the Parent Indemnifying Persons);

                           (ii) the breach in any material respect of any agreement or covenant of the Company or the Stockholders, contained in this Agreement or any Related Agreement (with respect to the Stockholder Indemnifying Persons) or of the Parent contained in this Agreement or any Related Agreements (with respect to the Parent Indemnifying Persons); and

                           (iii) with respect to Parent Indemnifying Persons only, any failure by Parent or the Surviving Corporation to satisfy the obligations of the Company or the Stockholders to Daniel Weiss arising after the Closing Date under the Non-Negotiable Note included as part of the Weiss Documents.

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                  8.1(c) "Parent Indemnified Persons" shall mean and include
Parent and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing. "Stockholder Indemnified Persons" shall mean and include the Stockholders and their heirs, legal representatives, estates and permitted assigns. "Indemnified Persons" shall mean and include the Parent Indemnified Persons and the Stockholder Indemnified Persons.

                  8.1(d) "Stockholder Indemnifying Persons" shall mean and include each of the Stockholders and his or her respective successors, assigns, heirs and legal representatives and estates, as the case may be. "Parent Indemnifying Persons" shall mean and include Parent and the Surviving Corporation and their respective successors and assigns, as the case may be. "Indemnifying Persons" shall mean and include the Parent Indemnifying Persons and the Stockholder Indemnifying Persons.

                  8.1(e) "Losses" shall mean any and all losses, demands, actions or causes of action, suits, proceedings, investigations, arbitrations, claims, shortages, damages, liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable attorneys' and accountants' fees) and Taxes (net of any available tax benefit) sustained, suffered or incurred by any Indemnified Person to the extent arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

         8.2 Indemnification Generally.

                  8.2(a) The Parent Indemnifying Persons shall indemnify the Stockholder Indemnified Persons and the Stockholder Indemnifying Persons shall indemnify the Parent Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification, with respect to such Indemnifying Persons which shall, in the case of the Stockholder Indemnifying Persons, be paid from the Escrow Fund (as defined in the Escrow Agreement), in any case subject to the following terms and limitations (other than in connection with Fraud Claims (as defined below)):

                           (i) the indemnification obligations of the Stockholder Indemnifying Persons shall be joint and several with respect to the amounts deposited in the Escrow Fund;

                           (ii) No claim shall be made hereunder unless the aggregate amount of the Losses sought in all such claims exceeds $20,000, but each claim paid pursuant to any such indemnification shall be the full amount of Losses established in accordance with applicable law in respect of such claim without regard to such limitation; provided however, that in no event shall (i) a party's liability for Losses payable hereunder, whether by means of an indemnification pursuant to this Article VIII, an action at law for breach of any representation, warranty or covenant, or otherwise, or under any doctrine of restitution, accounting or other equitable theory or remedy, exceed, in the aggregate and

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         in respect of any and all claims for Losses hereunder, an amount equal to thirty percent (30%) of the Total Parent Share Amount; and provided, further, however, that the foregoing limitation shall not apply in respect of the Working Capital Adjustment Factor or the Audit Expense Adjustment Factor.

To the extent applicable, an Event of Indemnification for which the Stockholder Indemnifying Persons are liable hereunder shall be effected in accordance with the terms and conditions of the Escrow Agreement.

                  8.2(b) Notwithstanding any of the foregoing, nothing contained in this Section 8.2 shall in any way limit, impair, modify or otherwise affect the rights of the Parent Indemnified Persons or the Stockholder Indemnified Persons (including rights available under the Securities Act or the Exchange
Act) nor shall there be any limitation of liability of the Stockholder Indemnifying Persons in connection with any of such rights of the Indemnified Persons (A) to bring any claim, demand, suit or cause of action otherwise available to the Parent Indemnified Persons based upon an allegation or allegations that the Company and/or the Stockholder Indemnifying Persons, or in the case of the Stockholder Indemnified Persons based upon an allegation or allegations that the Parent Indemnifying Persons had an intent to defraud or made a willful or intentional misrepresentation in connection with this Agreement, the Certificate of Merger or the Related Agreements (as "Fraud Claim"), provided, however, that the limitations set forth in Section 8.2(a) shall apply to any such claim, demand, suit or cause of action to the extent a court of competent jurisdiction determines or a binding settlement agreement provides that the relevant Indemnifying Persons or the Company as the case may be did not have such intent or did not make such a willful misrepresentation or
(B) to enforce any final judgment of a court of competent jurisdiction which finds or determines in the case of the Parent Indemnifying Persons that the Company and/or the Stockholder Indemnifying Persons, or in the case of the Stockholder Indemnified Persons that the Parent Indemnifying Persons had an intent to defraud or make a willful misrepresentation in this Agreement, any Related Agreement or the Certificate of Merger.

         8.3 Assertion of Claims. No claim shall be brought under Section 8.2 hereof unless the applicable Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the applicable Indemnifying Persons
(a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.4 of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings for the enforcement of their rights under Section 8.2 hereof.

         8.4 Notice and Defense of Third Party Claims. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

                  8.4(a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount

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thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Indemnifying Persons will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim), unless such notice is delivered after the Survival Date.

                  8.4(b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

                  8.4(c) Notwithstanding anything to the contrary contained herein, without the prior written consent of the Stockholders, which consent shall not be unreasonably withheld, conditioned or delayed, neither Parent nor the Surviving Corporation shall compromise or settle (or cause to be compromised or settled) any Tax audit, investigation or proceeding or file or amend (or cause to be filed or amended) any Tax return of such compromise, settlement, filing or amendment would reasonably be expected to (i) have a material adverse effect on the Tax liability of any Stockholder in respect of any period on or prior to the Closing Date, (ii) give rise to a claim against any Stockholder under Section 8.2 or (iii) cause any breach in any material respect of any of the Stockholders' obligations under any of the Weiss Documents.

                  8.4(d) Each of the parties shall cooperate (and shall cause their Affiliates to cooperate) in such manner as the other reasonably may request with respect to any matters relating to Taxes arising in respect of periods on or prior to the Closing Date. Such cooperation shall include, without limitation, providing any records or information relevant to such matters and making their employees available (at the requesting parties cost) during normal business hours and in a manner so as not to interfere unreasonably with the normal business activities of the party providing such cooperation. Each of the parties shall retain (and cause to be maintained) all books, records, Tax returns, schedules, documents, work papers and other material items of information relating to Taxes for tax periods (or portions thereof) ending on or prior to the Closing Date for the longer of (i) the 7 year period beginning on the Closing Date and (ii) the full period of the applicable statute of limitations, including any extensions thereof.

         8.5 Survival of Representations and Warranties. The representations and warranties made by the Company in Section 3.1, the Stockholders in Section 3.2, and Parent and Acquisition Sub in Section 3.3 shall, except to the extent otherwise provided herein, survive the Effective Time until the first anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 3.1(a), (b), (c) and (h) and 3.2(a), (b) and

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(c) and Fraud Claims shall survive in accordance with the applicable statute of limitations related to such representations and warranties or such Fraud Claims. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule) (i) are being given by the Company on behalf of the Stockholders for the purpose of binding the Stockholders to the terms and provisions of the Escrow Agreement and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company acknowledges that Parent and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of the Parent Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholders or anyone acting on behalf of any thereof) other than the Parent Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VIII or otherwise.

         8.6 Exclusivity of Indemnification Provisions. The indemnification provisions set forth in this Article 8 shall be the sole and exclusive remedy of the Indemnified Persons after the Closing for any Losses suffered by any Indemnified Person arising from or in connection with any breach by any party hereto of any provision of this Agreement or any representation or warranty in any of the Related Agreements other than the provisions of Article VII hereof, which may be enforced by specific performance or other equitable remedies.

         8.7 Tax Treatment of Indemnity Payments. The parties agree that all payments made pursuant to this Article VIII shall be treated as an adjustment to the Merger Consideration for all Tax purposes unless otherwise required by applicable law.

                                   ARTICLE IX

                 TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

         9.1 Termination. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Parent, Acquisition Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

                  9.1(a) the mutual consent of Parent, Acquisition Sub and the Company; or

                  9.1(b) either Parent or Company, if the conditions set forth in Section 6.1 hereof shall not have been met by January 31, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

                  9.1(c) Parent and Acquisition Sub, if the conditions set forth in Section 6.2 hereof shall not have been met, and the Company if the conditions set forth in Section 6.3 hereof

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shall not have been met, in either case by January 31, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate.

         Any termination pursuant to this Section 9.1 (other than a termination pursuant to Section 9.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

         9.2 Effect of Termination. Except as provided in this Section 9.2, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect, except for Section 5.9, this
Section 9.2 and Article X, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

         9.3 Specific Performance. The transactions contemplated by this Agreement, including the Merger, are unique transactions and any failure on the part of the Company and the Stockholders to complete the transactions contemplated by this Agreement, including the Merger, on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause Parent irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to Parent for a breach or threatened breach of this Agreement, Parent will be entitled to specific performance of this Agreement upon any breach by the Company or the Stockholders, and to an injunction restraining any such party from such breach or threatened breach.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Expenses. As used in this Agreement, "Transaction Costs" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that if the Merger is consummated, (a) Parent and Acquisition Sub shall bear all Transaction Costs of Parent and Acquisition Sub and (b) Parent shall bear up to $75,000 of the fees and expenses for the Company's legal counsel and the Stockholders shall be responsible for any excess. In addition, unless this Agreement is terminated by the Company or the Stockholders, Parent shall bear all accounting fees reasonably incurred by the Company in connection with the Merger.

         10.2 Entire Agreement. This Agreement (including the Company Disclosure Schedule and the other Schedules and Exhibits attached hereto) contains the entire agreement

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among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, written or oral, among the parties with respect thereto. It is the explicit intent and understanding of each of the parties hereto that no party nor any of its affiliates, representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth herein and in the Related Agreements, and no party is relying on any such statement, representation or warranty, oral or written, express or implied, made by any other party or such party's affiliates, representatives or agents, except for the representations and warranties set forth herein and in such Related Agreements.

         10.3 Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.4 Knowledge Definition. As used in this Article X, the term "knowledge" and like phrases shall mean and include (i) actual knowledge and
(ii) that knowledge which a prudent business person (including the officers, directors, and Key Employees) could have obtained in the management of his or her business. In connection therewith, the knowledge (both actual and constructive) of any officer, director, or Key Employees of the Company shall be imputed to be the knowledge of the Company.

         10.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

                       (i) if to Parent or Acquisition Sub, to:

                           Alloy Online, Inc.
                           115 W. 30th Street
                           New York, NY 10001
                           Attn: President
                           Fax: (212) 244-4311
                           E-Mail: _________________

                           with a copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004
                           Telecopier: (202) 434-7400
                           E-mail: rgraf@mintz.com
                           Attention: Richard M. Graf

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                      (ii) if to the Company, to:

                           17th Street Productions, Inc.
                           33 West 17th Street
                           New York, NY 10011
                           Attention: Leslie N. Morgenstein
                           Telecopier: (212) 645-3865
                           E-mail: lnm17thstreet@aol.com

                           with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, NY 10022
                           Telecopier: (212) 909-6836
                           E-Mail: madavenp@debevoise.com
                           Attention: Margaret Andrews Davenport

                     (iii) if to the Stockholders, at their respective addresses set forth on Schedule I attached hereto;

         or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or telecopier, upon confirmed receipt, (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted and (e) in the case of electronic mail, 24 hours after confirmed receipt.

         10.6 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

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         10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

         10.8 Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary notwithstanding, Acquisition Sub may assign and delegate any or all of its rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Parent; provided further, however, that any of the rights granted to and obligations of Parent under this Agreement (other than the payment of the Merger Consideration) may also be exercised or performed by any entity controlled by or under common control with Parent (each, a "Parent Affiliate") with the prior written consent of the Stockholders, which consent shall not be delayed, conditioned or withheld unreasonably; provided that such Parent Affiliate agrees to be bound by all of the applicable provisions hereof governing such exercise or performance and that the Company and Stockholders promptly receive written notice of any such exercise or performance.

         10.9 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

         10.10 Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by (i) Parent, (ii) the Company and (iii) the Stockholders; provided, however, that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         10.11 No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever, including, without limitation, any employees of the Company.


                [Remainder of this page intentionally left blank]

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.


                                             ALLOY ONLINE, INC.


                                             By: /s/ Matthew C. Diamond
                                                 -------------------------------
                                                 Name:  Matthew C. Diamond
                                                 Title: Chief Executive Officer


                                             ALLOY ACQUISITION SUB, INC.


                                             By: /s/ Matthew C. Diamond
                                                 -------------------------------
                                                 Name:  Matthew C. Diamond
                                                 Title: Chief Executive Officer


                                             17TH STREET ACQUISITION CORP.


                                             By: /s/ Leslie N. Morgenstein
                                                 -------------------------------
                                                 Name:  Leslie N. Morgenstein
                                                 Title: Co-President


                                                 /s/ Leslie N. Morgenstein
                                                 -------------------------------
                                                 LESLIE N. MORGENSTEIN


                                                 /s/ Ann Brashares
                                                 -------------------------------
                                                 ANN BRASHARES

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                             Index of Defined Terms

Acquisition Sub.....................................................Preamble
Actions...............................................................3.1(o)
Affiliate.............................................................8.1(a)
Merger Consideration.....................................................2.1
Certificate of Merger...............................................Preamble
Agreement...........................................................Preamble
Business Day.............................................................1.7
NYBCL...............................................................Preamble
Charter...............................................................3.1(a)
Closing Date.............................................................1.7
Closing..................................................................1.7
COBRA Coverage........................................................3.1(u)
Code................................................................Preamble
Company.............................................................Preamble
Company Accountants...................................................3.1(e)
Company Certificate...................................................2.2(d)
Company Common Stock................................................Preamble
Company Disclosure Schedule..............................................3.1
Company Financial Statements..........................................3.1(e)
Company Material Adverse Effect.......................................3.1(a)
Company Option Plan...................................................2.3(d)
Company Options..........................................................2.3
Company Returns.......................................................3.1(h)
Company Rights........................................................3.1(k)
Company Stock.......................................................Preamble
Confidential Information.................................................7.4
Constituent Corporations.................................................1.1
Convertible Securities...................................................2.1
Copyright.............................................................3.1(k)
Derivable Work........................................................3.1(k)
Designated Persons....................................................3.1(o)
Effective Time...........................................................1.2
Employee..............................................................3.1(u)
Employee Confidentiality Agreement....................................4.1(b)
Employee Plans........................................................3.1(u)
Encumbrances..........................................................3.1(i)
ERISA ................................................................3.1(u)
ERISA Affiliate.......................................................3.1(u)
Escrow Agreement......................................................2.2(a)
Event of Indemnification..............................................8.1(b)
Exchange Act..........................................................3.3(c)
Exchange Ratio........................................................2.1(c)
Executory Period.........................................................5.1
FAS No. 5.............................................................3.1(f)

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Form 10-Q.............................................................3.4(b)
Fraud Claims..........................................................8.2(b)
Fully Diluted Company Share Amount.......................................2.1
Fully Diluted Company Shares.............................................2.1
GAAP..................................................................3.1(e)
Governmental Authority................................................3.1(o)
Indemnified Persons...................................................8.1(c)
Indemnifying Persons..................................................8.1(d)
Escrow Agreement......................................................2.2(a)
Escrow Shares.........................................................2.2(c)
Intellectual Property Rights..........................................3.1(k)
Investigation............................................................5.1
Investment Representation and Lockup Agreement........................6.2(o)
IRS...................................................................3.1(u)
Key Employee..........................................................6.2(p)
Leases................................................................3.1(j)
Liability.............................................................3.1(f)
License Agreements....................................................3.1(k)
Licensed Software.....................................................3.1(l)
Losses................................................................8.1(e)
Merger...................................................................1.1
Merger Shares.........................................................2.1(c)
Multiemployer Plan....................................................3.1(u)
Non-Competition Agreement.............................................4.1(e)
Outstanding Shares.......................................................2.1
Parent..............................................................Preamble
Parent Affiliate........................................................10.8
Parent Certificate....................................................2.2(d)
Parent Common Stock.................................................Preamble
Parent SEC Documents..................................................3.3(d)
Patents...............................................................3.1(k)
Pension Plans.........................................................3.1(u)
Prohibited Transactions..................................................5.3
Purchase Representative...............................................3.2(d)
Registration Rights Agreement.........................................4.1(f)
Related Agreements....................................................4.1(a)
Release Agreements....................................................4.1(g)
Restricted Securities.................................................7.2(a)
Rule 145..............................................................4.1(a)
Software..............................................................3.1(l)
Stipulated Price......................................................2.1(c)
Stockholders........................................................Preamble
Subject Business.........................................................7.3
Survival Date............................................................8.5
Surviving Corporation....................................................1.1
Tax...................................................................3.1(h)

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Taxes.................................................................3.1(h)
Third Party Claim........................................................8.4
Total Parent Share Amount................................................2.1
Trade Secrets.........................................................3.1(k)
Trademarks ...........................................................3.1(k)
Transaction Costs.......................................................10.1
Transfer..............................................................7.2(a)

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                                    EXHIBIT A

                          Form of Certificate of Merger


                                       A-1


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                                    EXHIBIT B

                            Form of Escrow Agreement


                                       B-1
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                                    EXHIBIT C

                   Form of Employee Confidentiality Agreement


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                                    EXHIBIT D

                        Form of Non-Competition Agreement


                                       D-1
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                                    EXHIBIT E

                      Form of Registration Rights Agreement


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                                   EXHIBIT F-1

                          Morgenstein Employment Letter


                                       F-1
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                                   EXHIBIT F-2

                           Brashares Employment Letter


                                       F-2
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                                    EXHIBIT G

             Form of Investment Representation and Lockup Agreement


                                       G-1